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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
Marine Drilling Companies, Inc.

We consent to the use of our audit report dated January 25, 2000 on the consolidated financial statements of Marine Drilling Companies, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                         /s/ KPMG LLP

                                             KPMG LLP

Houston, Texas
October 30, 2000